Exhibit 99.1

NEWS RELEASE

Convergys Corporation Revenues Up 11 Percent On Growth Across Both Customer Management And Information Management Groups

IN THE FIRST QUARTER:

•	Customer Management Group grew revenues at a double-digit rate for the fourth consecutive quarter.

•	Information Management Group grew revenues and improved operating margin.

•	Earnings per share were at the high end of the guidance range.

•	Free cash flow improved substantially from the prior year.

(Cincinnati; April 27, 2005) — Convergys Corporation (NYSE: CVG), a global leader in providing customer care, human resources, and billing services, announced today its financial results for the first quarter of 2005.

Total revenues increased 11 percent to $637.3 million compared to $573.9 million reported in the first quarter of 2004 reflecting growth from both the Customer Management and Information Management Groups. Operating income of $51.9 million was down 5 percent from $54.9 million in the prior year. A solid improvement in Convergys IMG’s operating margin was offset by the impact of the U.S. versus Canadian exchange rate on Customer Care operations as well as continued investment in capacity and increased costs with the company’s growing Employee Care operations. Net income was $31.2 million or $0.22 per diluted share compared with $32.5 million or $0.22 in the first quarter of 2004.

“I am pleased that each of our businesses delivered top-line growth in the first quarter,” said Jim Orr, Chairman, President, and CEO of Convergys. “The results this quarter demonstrate significant improvement in IMG’s operating margin, and we are working aggressively to also deliver improvement in CMG’s operating margins in the second half of the year. In addition, we recently launched an important initiative to build and better articulate the Convergys brand. Our brand initiative - Outthinking. Outdoing - will enable us to build on our reputation for thought leadership and operational excellence and help others understand more fully the knowledge we have and value we provide.”

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Highlights Since Last Quarterly Report

•	During the first quarter Convergys signed a 10-year human resources outsourcing agreement with a technology company that employs over 50,000 people in more than 20 countries. Convergys will provide the client with recruiting, staffing, training, and compensation administrative services.

•	Convergys signed a multi-year agreement with ESPN. Convergys will provide its Infinys [tm] Rating and Billing software as well as professional and consulting services to rate and bill for ESPN Mobile, which will be structured as a mobile virtual network operator (MVNO).

•	Convergys announced three successful Infinys implementations during the quarter, including one with Verizon that deployed Infinys to support its rapidly growing data services.

Operating Performance by Segment

Customer Management Group (CMG) - Customer Care and Employee Care

Convergys CMG’s revenues were $447.5 million, a 14 percent increase from the first quarter of 2004. Approximately one half of the increase reflects growing revenues from CMG’s existing client base including increased volume from DIRECTV and Sprint-IBM. The remaining increase is attributable to the 2004 acquisitions of Encore Receivable Management, DigitalThink, and Finali. These items were partially offset by lower spending by several other communications clients.

Convergys CMG’s first quarter 2005 operating income and operating margin were $21.5 million and 4.8 percent, respectively. This compares to prior year operating income and operating margin of $31.5 million and 8.1 percent. The decrease in operating margin is largely the result of higher operating expenses caused by the impact of a weakened U.S. versus Canadian dollar. In addition, it reflects continued investment in capacity and increased costs incurred in connection with our growing Employee Care operations.

Information Management Group (IMG)

Convergys IMG’s revenues increased 4 percent to $189.8 million in the first quarter of 2005 from $183.0 million in the same period last year. Professional and consulting revenues of $61.0 million increased 34 percent compared to the prior year. The increase was broad based among many IMG clients including increased activity with Cingular. License and other revenues of $38.8 million were in line with the prior year. Data processing revenues of $90.0 million decreased 9 percent from the prior year. This decrease is due to the changing dynamics of the billing relationship with Cingular as it migrates subscribers from outsourced to managed service environments. It also reflects the impact of lower average subscriber prices across IMG’s client base.

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IMG’s operating income increased 36 percent from the first quarter of 2004 to $33.4 million. Operating margin increased to 17.6 percent versus 13.4 percent in the prior year. The significant improvement in operating margin reflects both top-line growth for IMG and savings realized through the previously announced restructuring initiatives.

Other Items

•	Convergys incurred approximately $4 million in non-cash stock compensation expense during the quarter.

•	The cellular partnerships contributed pre-tax equity earnings of $3.8 million. This compares to a pre-tax loss of $0.1 million from the prior year.

•	Interest expense was $4.8 million versus $1.7 million in the prior year resulting from a higher debt balance and higher interest rates.

•	Cash flow from operations for the first quarter of 2005 was $10.9 million. Free cash flow of $37.5 million increased substantially from the prior year.

•	Days sales outstanding (DSO) were 71 days at March 31, 2005. This represents an improvement from the 75 days outstanding at December 31, 2004.

Business Outlook

The following forward-looking statements reflect Convergys’ expectations as of April 26, 2005. Given the various risk factors discussed below, actual results may differ materially. The company intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Financial Guidance

For 2005, Convergys expects revenue to grow approximately 8 percent to 10 percent. Convergys remains comfortable with previous guidance for 2005 diluted EPS of approximately $1.00.

For the second quarter 2005, we expect CMG and IMG revenues and operating margins to be roughly comparable to the first quarter of 2005.

As a result of the impact of long-term incentive plan expense, additional severance costs, the corporate branding campaign, and non-operating items, for the second quarter 2005, EPS is expected to be $0.17 to $0.19.

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ABOUT CONVERGYS

Convergys Corporation (NYSE: CVG) is a global leader in providing customer care, human resources, and billing services. Convergys combines specialized knowledge and expertise with solid execution to deliver outsourced solutions, consulting services, and software support. Clients in more than 60 countries speaking nearly 30 languages depend on Convergys to manage the increasing complexity and cost of caring for customers and employees. Convergys serves the world’s leading companies in many industries including communications, financial services, technology, and consumer products.

Convergys is a member of the S&P 500 and a Fortune Most Admired Company. Headquartered in Cincinnati, Ohio, Convergys has more than 66,000 employees in 66 customer contact centers, three data centers, and other facilities in the United States, Canada, Latin America, Europe, the Middle East, and Asia. For more information visit www.convergys.com

(Infinys is a trademark and Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)

NON-GAAP MEASURES:

This news release contains non-GAAP financial measures, including free cash flow that are not prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the attached financial tables.

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because Convergys’ management uses this information when evaluating current results of operations and cash flow, and we believe that this information provides the users of the financial statements with an additional and useful comparison of Convergys’ current results of operations and cash flows with past and future periods.

CONFERENCE CALL NOTE:

Convergys will host a one-hour conference call on Tuesday, April 26, at 10:00 AM, EDT, to discuss the company’s first quarter results. It will feature Jim Orr, Chairman, President, and CEO, and Earl Shanks, CFO. This call will be carried live (with scheduled repeats) on the Internet. A link to the conference call is available at www.convergys.com

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“SAFE HARBOR” NOTE:

Information included in this news release may contain forward-looking statements that involve potential risks for Convergys Corporation. The future results of Convergys could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, the loss of a significant client or significant business from a client, difficulties in completing a contract or implementing its provisions, difficulties in completing or implementing an acquisition, potential terrorist activities and the United States’ response thereto, changes in the legal and regulatory environment in which Convergys and its clients operate, and competitive and other factors disclosed in the Form 10-K for the year ended December 31, 2004, and subsequent filings with the SEC by Convergys Corporation. The company has no current intention of updating any forward-looking statements that may be included herein, other than in publicly available statements.

Investor Contact:

Taylor Greenwald, Director of Investor Relations

+1 513 723 3961 or +1 888 284 9900 or investor@convergys.com

Media Contact:

John Pratt, Convergys Corporate PR

+1 513 723 3333 or +1 888 284 9900 or john.pratt@convergys.com

International FreeFone, access AT&T, then 1 888 284 9900

##

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CONVERGYS CORPORATION

Revenues, Net Income and Earnings Per Common Share

In Millions Except Per Share Amounts

(Unaudited)

	First Quarter
			Change
	2005	2004	Amount	%
Revenues:
- Customer Mgmt. Group	$447.5	$390.9	$56.6	14
- Information Mgmt. Grp.	189.8	183.0	6.8	4

-- Total	$637.3	$573.9	$63.4	11

Operating Income (Loss):
- Customer Mgmt. Group	$21.5	$31.5	$(10.0)	(32)
- Information Mgmt. Grp.	33.4	24.5	8.9	36
- Corporate & Other	(3.0)	(1.1)	(1.9)	—

-- Total	$51.9	$54.9	$(3.0)	(5)

Net Income	$31.2	$32.5	$(1.3)	(4)

Earnings Per Common Share
- Basic	$0.22	$0.23	$(0.01)	(4)
- Diluted	$0.22	$0.22	—	—

Weighted Average Common Shares Outstanding
- Basic	141.3	142.1	(0.8)	(1)
- Diluted	143.8	145.3	(1.5)	(1)

The above amounts reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-Q for the quarterly period ended March 31, 2005.

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Convergys Corporation

Consolidated Statements of Income

In Millions Except Per Share Amounts

(Unaudited)

	For the Three Mo.s Ended Mar. 31,		% Chg.
	2005	2004
Revenues:
Customer Management Grp.
Communications	$231.6	$233.1	(1)
Technology	39.0	39.2	(1)
Financial Services	68.1	36.3	88
Other	108.8	82.3	32

Total CMG Revenues	447.5	390.9	14

Information Mgmt. Grp.
Data Processing	90.0	99.0	(9)
Prof. & Consulting	61.0	45.5	34
License & Other	38.8	38.5	1

Total IMG Revenues	189.8	183.0	4

Total Revenues	637.3	573.9	11

Costs & Expenses:
Cost of Providing Services & Products	397.3	351.4	13
Selling, General & Admin.	133.3	117.0	14
Research & Development	17.6	18.5	(5)
Depreciation	31.3	27.5	14
Amortization	5.9	4.6	28

Total Costs & Expenses	585.4	519.0	13

Operating Income	51.9	54.9	(5)

Equity in Earnings (Losses) of Cellular Partnerships	3.8	(0.1)	—
Other Expense, Net	(1.4)	(1.7)	(18)
Interest Expense	(4.8)	(1.7)	—

Income Before Tax	49.5	51.4	(4)
Income Taxes	18.3	18.9	(3)

Net Income	$31.2	$32.5	(4)

Earnings Per Common Share
-Basic	$0.22	$0.23	(4)
-Diluted	$0.22	$0.22	—

Weighted Average Common Shares Outstanding
-Basic	141.3	142.1
-Diluted	143.8	145.3

Other Data
-Operating Margin	8.1%	9.6%

Market Price Per Share
High	$15.76	$19.96
Low	$13.68	$14.73
Close	$14.93	$15.20

The above amounts reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-Q for the quarterly period ended March 31, 2005.

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Convergys Corporation

Consolidated Balance Sheets

In Millions

(Unaudited)

	Mar. 31, 2005	Dec. 31, 2004
Assets

Cash and Cash Equivalents	$37.2	$58.4
Receivables - Net	455.7	447.3
Other Current Assets	96.1	87.1
Property & Equipment - Net	408.9	416.6
Other Assets	1,195.3	1,198.7

Total Assets	$2,193.2	$2,208.1

Liabilities and Shareholders’ Equity

Debt Maturing in One Year	$43.1	$49.5
Other Current Liabilities	490.3	527.9
Other Liabilities	48.1	43.2
Long-Term Debt	294.6	302.2
Common Shareholders’ Equity	1,317.1	1,285.3

Total Liabilities & Shareholders’ Equity	$2,193.2	$2,208.1

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Convergys Corporation

Summarized Statement of Cash Flows

In Millions

(Unaudited)

	For the Three Mo.s Ended Mar. 31,
	2005		2004
Cash provided by operating activities	$10.9		$58.4
Cash used in investing activities	(24.4	)(a)	(33.0	)(a)
Cash used in financing activities	(7.7)		(22.3)

Net increase (decrease) in cash	$(21.2)		$3.1

(a)	Includes $23.4 and $36.3 of capital expenditures for the quarterly period ended March 31, 2005 and 2004, respectively.

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Convergys Corporation

Customer Management Group

Operating Segment Data

In Millions

(Unaudited)

	For the Three Mo.s Ended Mar. 31,		% Chg.
	2005	2004
Revenues:
Communications	$231.6	$233.1	(1)
Technology	39.0	39.2	(1)
Financial Services	68.1	36.3	88
Other	108.8	82.3	32

Total CMG Revenues	447.5	390.9	14

Costs & Expenses:
Cost of Providing Services & Products	298.3	256.1	16
Selling, General & Admin.	102.6	81.6	26
Research & Development	1.7	2.1	(19)
Depreciation	20.2	17.4	16
Amortization	3.2	2.2	45

Total Costs & Expenses	426.0	359.4	19

Operating Income	$21.5	$31.5	(32)

The operating segment data for the Customer Management Group (CMG) shown above reflects the detailed revenue and expense data for CMG, as reported under U.S. GAAP, that will be presented in the Convergys 10-Q for the quarterly period ended March 31, 2005.

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Convergys Corporation

Information Management Group

Operating Segment Data

In Millions

(Unaudited)

	For the Three Mo.s Ended Mar. 31,		% Chg.
	2005	2004
Revenues:
Data Processing	$90.0	$99.0	(9)
Prof. & Consulting	61.0	45.5	34
License & Other	38.8	38.5	1

Total IMG Revenues	189.8	183.0	4

Costs & Expenses:
Cost of Providing Services & Products	99.0	95.4	4
Selling, General & Admin.	30.9	36.6	(16)
Research & Development	15.9	16.4	(3)
Depreciation	7.9	7.7	3
Amortization	2.7	2.4	13

Total Costs & Expenses	156.4	158.5	(1)

Operating Income	$33.4	$24.5	36

The operating segment data for the Information Management Group (IMG) shown above reflects the detailed revenue and expense data for IMG, as reported under U.S. GAAP, that will be presented in the Convergys 10-Q for the quarterly period ended March 31, 2005. Additionally, total international revenues consisted of $37.4 and $37.8 for the quarters ended March 31, 2005 and March 31, 2004, respectively.

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Convergys Corporation

Reconciliation of Cash Provided by Operating

Activities to Free Cash Flow

(In Millions)

	For the Three Mo.s Ended Mar. 31,
	2005	2004
Cash provided by operating activities	$10.9	$58.4
Accounts receivable securitization	50.0	—
Capital expenditures	(23.4)	(36.3)

Free cash flows	$37.5	$22.1

The schedule above provides a reconciliation of the Company’s cash flow from operations as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to free cash flow, which is a non-GAAP measure. Free cash flow is defined as cash flow from operations less the change in the balance of the accounts receivable securitization and capital expenditures.

Free cash flows are presented as an alternative measure of the Company’s ability to generate cash flows.

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